EXHIBIT 3

         Set forth below is a summary of acquisitions of beneficial ownership in the Shares of the Issuer by Phillip Frost, M.D., effected from August 6, 1994 through the date of this Amendment No. 15.

                NUMBER OF SHARES     PRICE PER               TYPE OF
DATE               ACQUIRED            SHARE               TRANSACTION
- ----            ----------------     ---------             -----------
6/27/96            150,000            14.75         Open Market Transaction
6/27/96             50,000            15.00         Open Market Transaction
7/11/96             25,000            14.75         Open Market Transaction
7/11/96             25,000            14.50         Open Market Transaction
8/2/96               6,400            13.25         Open Market Transaction
8/2/96              21,300            13.375        Open Market Transaction
8/2/96              41,700            13.50         Open Market Transaction
8/2/96              13,700            13.625        Open Market Transaction
8/2/96              37,300            13.75         Open Market Transaction
8/2/96              26,000            13.875        Open Market Transaction
8/2/96              26,000            14.00         Open Market Transaction
8/2/96              22,000            14.125        Open Market Transaction
8/2/96               2,000            14.25         Open Market Transaction
8/5/96              11,700            12.875        Open Market Transaction
8/5/96              28,300            13.00         Open Market Transaction
8/5/96              10,000            13.125        Open Market Transaction
8/5/96              46,400            13.25         Open Market Transaction
8/5/96               3,600            13.375        Open Market Transaction
8/6/96             100,000            13.1078       Open Market Transaction
8/7/96             100,000            13.73         Open Market Transaction
8/8/96              75,000            14.5417       Open Market Transaction
8/9/96              50,000            15.224        Open Market Transaction
8/12/96             25,000            15.14799      Open Market Transaction
8/13/96              4,100            14.625        Open Market Transaction
8/13/96              2,000            14.75         Open Market Transaction
*                      176            25.41                    *
**                     169            26.625                   **
- --------------------

* Acquired during the 1994 fiscal year pursuant to matching contributions made by IVAX Corporation under its 401(K) Plan. These Shares are owned of record by the 401(K) Plan.
** Acquired during the 1995 fiscal year pursuant to matching contributions made by IVAX Corporation under its 401(K) Plan. These Shares are owned of record by the 401(K) Plan.

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